Exhibit 1.1

LIQTECH INTERNATIONAL, INC.

20,000,000 SHARES OF COMMON STOCK

__________________________

Underwriting Agreement

June 4, 2026

Konik Capital Partners LLC,

a division of T.R. Winston & Company, LLC

7 World Trade Center, 46th Floor

New York, NY 10007

Ladies and Gentlemen:

LiqTech International, Inc., a Nevada corporation (the “Company”), confirms its agreement with Konik Capital Partners LLC, a division of T.R. Winston & Company, LLC (the “Underwriter,” which term shall also include any underwriter substituted hereunder), with respect to: (i) the sale by the Company and the purchase by the Underwriter of the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), set forth in Schedule A hereto (the “Firm Shares”); and (ii) the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase up to 3,000,000 additional shares of Common Stock (the “Option Shares”). The Firm Shares, as well as all or any part of the Option Shares, are herein collectively referred to as the “Shares” and the public offering of the Shares by the Underwriter as contemplated by this Agreement is herein referred to as the “Offering.”

The Company understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, and Amendment No. 1 thereto, on Form S-1 (File No. 333-296258), including any related prospectus or prospectuses, for the registration of the Shares, the Underwriter’s Warrants and the Underwriter’s Warrant Shares (each as defined herein) under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations of the Commission promulgated thereunder (the “1933 Act Regulations”), which registration statement and amendment have been prepared by the Company in all material respects in conformity with the requirements of the 1933 Act and the 1933 Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement was declared effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date (the “Effective Date”) pursuant to paragraph (b) of Rule 430A of the 1933 Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the 1933 Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated May 27, 2026, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriter for use in the Offering, that includes the Rule 430A Information, is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:30 P.M., New York City time, on the date of this Agreement.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (a “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, (the “1934 Act”), and the rules and regulations promulgated thereunder (collectively, the “1934 Act Regulations”), which is deemed to be a part thereof.

SECTION 1.    Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with the Underwriter, as follows:

(a)    Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted by the Commission or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it was declared effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each Preliminary Prospectus delivered to the Underwriter for use in connection with the Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, when it was declared effective or at the time such documents were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act Regulations.

The Registration Statement, any preliminary prospectus and the Prospectus, and the filing of the Registration Statement, any preliminary prospectus and the Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization.

(b)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the Pricing Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, nor (C) any individual Written Testing-the-Waters Communication, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time the Registration Statement was declared effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the name of the Underwriter and the information in the first paragraph under the caption “Discounts, Commissions and Expenses,” the statements under the caption “Price Stabilization, Short Positions and Penalty Bids” and the statements related specifically to the underwriter under the caption “Electronic Distribution,” in each case contained in the “Underwriting” section in the Prospectus (collectively, the “Underwriter Information”).

(c)    Issuer Free Writing Prospectuses. The Company has not prepared, used or referred to, and will not, prepare, use or refer to, any Issuer Free Writing Prospectus. No filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(d)    Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(e)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f)    Independent Accountants. Sadler, Gibb & Associates, LLC, the accounting firm that has expressed its opinion with respect to the audited financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(g)    SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with any preliminary prospectus and the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the 1933 Act.

(h)    Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. As used in this Agreement, “Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

(i)    [Reserved].

(j)    Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements filed by the Company with the Commission, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has been no event, occurrence or development that, individually or in the aggregate, could have, or reasonably be expected to have, a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and strategic acquisitions and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any of its shares and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement or as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day (as defined in Section 10) prior to the date that this representation is made. As used in this Agreement, “Material Adverse Effect” means (A) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (B) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (C) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document. As used in this Agreement, “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405.

(k)    Litigation. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1934 Act or the 1933 Act.

(l)    Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and, if applicable under the laws of the jurisdiction in which they are formed, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective memorandum of association, articles of association, certificate or articles of incorporation, bylaws, operating agreement, or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(m)    Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (each, a “Lien”), except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(n)    Capitalization. The Company has not issued any capital stock since its most recently filed periodic report under the 1934 Act, other than pursuant to the exercise of employee stock options or vesting of restricted stock units under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents (as defined in Section 3(i)) outstanding as of the date of the most recently filed periodic report under the 1934 Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. As used in this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(o)    Stock Options. Each stock option granted by the Company under the Company’s equity incentive plans was granted (i) in accordance with the terms of such plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.

(p)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. As used in this Agreement, “Transaction Documents” means this Agreement, the Underwriter’s Warrants, the Lock-Up Agreements (as defined in Section 5(k)) and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors, a committee of the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined in Section 1(y)). This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(q)    Issuance of the Shares, the Underwriter’s Warrants and the Underwriter’s Warrant Shares. Each of the Firm Shares and the Option Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Underwriter’s Warrants have been duly authorized for issuance and, when executed and delivered by the Company in accordance with the terms of this Agreement, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Underwriter’s Warrant Shares have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when issued and delivered upon exercise of the Underwriter’s Warrants in accordance therewith, the Underwriter’s Warrant Shares will be validly issued, fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or similar rights not otherwise validly waived or satisfied. The Shares, the Underwriter’s Warrants and the Underwriter’s Warrant Shares, when issued, will each conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)    Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company or any Subsidiary.

(s)    No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s memorandum of association, articles of association, certificate or articles of incorporation, bylaws, operating agreement, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as individually or in the aggregate, would have, or reasonably be expected to have, a Material Adverse Effect.

(t)    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. As used in this Agreement, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing). The Common Stock is currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(u)    Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which individually or in the aggregate, could have, or reasonably be expected to have, a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)    Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(w)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(x)    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filing with the Commission of the Prospectus, (ii) notices and/or application(s) to and approvals by each applicable Trading Market for the listing of the applicable Securities for trading thereon in the time and manner required thereby, and (iii) filings required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) (collectively, the “Required Approvals”).

(y)    Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Regulatory Permits”), except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Regulatory Permit.

(z)    Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(aa)    Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to own or possess such rights could not reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement except as, individually or in the aggregate, could have, or reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. All such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights that would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)    Patents and Patent Applications. All patent applications owned by the Company or its Subsidiaries and filed with the U.S. Patent and Trademark Office (the “PTO”) or any foreign or international patent authority that have resulted in patents or currently pending applications that describe inventions necessary to conduct the business of the Company or its Subsidiaries as now conducted or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted (collectively, the “Company Patent Applications”) have been or were duly and properly filed except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have complied with their duty of candor and disclosure to the PTO for the Company Patent Applications. To the Company’s knowledge, there are no facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any facts which would preclude it or its applicable Subsidiary from having clear title to the Company Patent Applications that have been identified by the Company as being exclusively owned by the Company or one of its Subsidiaries.

(cc)    Compliance with Occupational Laws. The Company and each of its Subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings, except where such action, suit, investigation or proceeding would not reasonably be expected to have a Material Adverse Effect.

(dd)    Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”), except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval.

(ee)    Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Time. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(ff)    Tax Compliance. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all federal, state and local income and all foreign income tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges, fines or penalties that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its financial statements provision reasonably adequate for the payment of all material tax liability of which has not been finally determined and all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(gg)    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in an amount deemed commercially reasonable. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(hh)    Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”). The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the 1940 Act.

(ii)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the 1934 Act.

(jj)    Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(kk)    Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ll)    OFAC. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(mm)    Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that it has not provided the Underwriter or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All of the disclosure furnished by or on behalf of the Company to the Underwriter regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(nn)    Cybersecurity. (i) The Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (ii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with commercially reasonable industry standards and practices.

(oo)    Certain Fees. Except for fees payable by the Company to the Underwriter, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(pp)    Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or a Subsidiary and (iii) other employee benefits, including stock option agreements under any equity incentive plan of the Company.

(qq)    Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or the laws of its state of incorporation that is or could become applicable to the Underwriter as a result of the Underwriter and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Shares and the Underwriter’s purchase of the Shares.

(rr)    No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions of any trading market or exchange on which any of the securities of the Company are listed or designated.

(ss)    Solvency. Based on the consolidated financial condition of the Company as of the Closing Time, after giving effect to the receipt by the Company of the proceeds from the sale of the Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Time. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(tt)    ERISA and Employee Benefits Matters. To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations by the United States Department of Labor thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification. As used herein, “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder; “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member; and “Employee Benefit Plan” means any “employee benefit plan” as defined under ERISA established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates.

(uu)    Restrictions on Subsidiary Payments. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as provided by applicable law or described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(vv)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering, or the purchase and sale, of the Shares shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2.    Sale and Delivery to Underwriter; Closing.

(a)    Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, that number of Firm Shares set forth in Schedule A opposite the name of the Underwriter at the purchase price set forth in Schedule B-1 hereto (the “Purchase Price”).

(b)    Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional number of shares of Common Stock equal to fifteen percent (15%) of the total number of Firm Shares sold in the Offering as set forth in Schedule A hereto, at the Purchase Price per Firm Share set forth in Schedule B-1, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option hereby granted may be exercised for 45 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but any Date of Delivery after the Closing Time shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, the Underwriter will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of the Underwriter bears to the total number of Firm Shares, subject to such adjustments as the Underwriter in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)    Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Firm Shares shall be made at the offices of McGuireWoods LLP, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M. (New York City time) on the first (second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”). Delivery of the Firm Shares at the Closing Time shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company. Delivery of the Option Shares on each such Date of Delivery shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the account of the Underwriter of the Shares to be purchased by the Underwriter.

(d)    Underwriter’s Warrants. The Company hereby agrees to issue and sell to the Underwriter (and/or its designees) on the Closing Time, and upon any Date of Delivery, warrants, substantially in the form attached hereto as Exhibit B (the “Underwriter’s Warrants”), for the purchase of an aggregate number of shares of Common Stock equal to four percent (4%) of the Shares sold at the Closing Time and on each Date of Delivery. The Underwriter’s Warrants shall be exercisable, in whole or in part, at any time and from time to time after issuance and expiring on the third (3rd) anniversary of the commencement of sales in the Offering, at an initial exercise price per share of Common Stock equal to one hundred twenty-five percent (125%) of the public offering price per share, and may be exercised on a cashless basis. The shares of Common Stock issuable upon exercise of the Underwriter’s Warrants are hereinafter referred to as the “Underwriter’s Warrant Shares.” The Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter’s Warrants and the Underwriter’s Warrant Shares during the one hundred eighty (180) days after the commencement of sales in the Offering and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days after the commencement of sales in the Offering, except as expressly permitted by FINRA Rule 5110(e), and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the Underwriter’s Warrants shall be made on the Closing Time and any Date of Delivery, as applicable, and shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

SECTION 3.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations, and will notify the Underwriter as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any document incorporated by reference therein) or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Shares, the Underwriter’s Warrants and the Underwriter’s Warrant Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in all material respects in the manner specified in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(h)    Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Common Stock (including the Firm Shares, the Option Shares and the Underwriter’s Warrant Shares) on the Nasdaq Capital Market.

(i)    Restriction on Sale of Securities.

(i)    During the period beginning on the date hereof and ending ninety (90) days after the Closing Time, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (“Common Stock Equivalents”), or file or confidentially submit any registration statement or prospectus supplement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses (i), (ii). The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, the Underwriter’s Warrants and the Underwriter’s Warrant Shares; (B) any Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a convertible security outstanding on the date hereof and referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (C) any Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (D) any Common Stock issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; or (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto or on Form S-4 in connection with any acquisition or merger transaction which is an Exempt Issuance.

(ii)    From the date hereof until the twelve (12) month anniversary of the Closing Time, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at the market offering,” whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The Underwriter shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(iii)    Notwithstanding the foregoing, this Section 3(i) shall not apply (1) in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance and (2) following the six (6) month anniversary of the Closing Time, to an at-the-market offering in which the Underwriter acts as a selling agent. “Exempt Issuance” means the issuance of (a) Common Stock, restricted stock units or options to employees, officers, directors, consultants or advisors of the Company pursuant to any equity incentive plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, the Underwriter’s Warrants and/or other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (c) securities issued pursuant to acquisitions, strategic transactions or change of control transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 90 days following the Closing Time, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) Common Stock issued to vendors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights, and (e) issuances of Common Stock to existing holders of the Company’s securities in compliance with the terms of agreements entered into with, or instruments issued to, such holders prior to the date hereof, provided that such securities have not been amended, nor repriced, since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities.

(j)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.

(k)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)    Underwriter’s Warrant Shares Reserved. The Company shall, at all times while any Underwriter’s Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Common Stock, solely for the purpose of enabling it to issue Underwriter’s Warrant Shares upon exercise of the Underwriter’s Warrants, the number of Underwriter’s Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Underwriter’s Warrants.

(m)    Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

SECTION 4.    Payment of Expenses.

(a)    Expenses. The Company hereby agrees to pay at the Closing Time and each Date of Delivery, if any, to the extent not paid at the Closing Time, all expenses associated with the Offering or incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Shares (including the Option Shares), the Underwriter’s Warrants and the Underwriter’s Warrant Shares with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; (c) the fees and expenses incurred in connection with the listing of the Firm Shares, the Option Shares and the Underwriter’s Warrant Shares on the Nasdaq Capital Market and such other stock exchanges as the Company and the Underwriter together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of the Shares, the Underwriter’s Warrants and the Underwriter’s Warrant Shares under the “blue sky” securities laws of such states and other foreign jurisdictions as the Underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the fees and expenses of blue sky counsel); (e) the costs of all mailing and printing of the Transaction Documents (including, without limitation, any Blue Sky Surveys and, if appropriate, any additional agreements between any additional underwriters or dealers in connection with the Offering), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary; (f) the costs and expenses of the Company’s public relations firm; (g) the costs of preparing, printing and delivering the Shares, the Underwriter’s Warrants and the Underwriter’s Warrant Shares (including, without limitation, clearing, escrow and settlement expenses); (h) fees and expenses of the Transfer Agent for the Firm Shares, the Option Shares and the Underwriter’s Warrant Shares (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (j) the fees and expenses of the Company’s accountants; (k) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (l) up to $100,000 for the fees and expenses of McGuireWoods LLP, as counsel to the Underwriter. The Company also agrees to reimburse certain of the Underwriter’s accountable expenses, including actual accountable road show expenses for the Offering, the cost associated with the Underwriter’s use of book-building and compliance software for the Offering, background checks of the Company’s officers and directors, and preparation of bound volumes and Lucite cube mementos in such quantities as the Underwriter may reasonably request. In addition, the Underwriter shall be entitled to a non-accountable expense allowance equal to one-half of one percent (0.5%) of the aggregate gross proceeds raised in the Offering. The Company has delivered to the Underwriter $25,000 as an advance to be credited against the accountable out-of-pocket expenses actually incurred by the Underwriter pursuant to this Agreement (the “Advance”). The Advance or any part thereof will be refunded to the Company to the extent not actually incurred regardless of the termination of this Agreement, in accordance with FINRA Rule 5110(g)(4). The Underwriter may also deduct from the net proceeds of the Offering payable to the Company at the Closing Time, or each Date of Delivery, if any, the expenses set forth herein to be paid by the Company to the Underwriter.

(b)    Reserved.

SECTION 5.    Conditions of Underwriter’ Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective not later than 5:30 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter, and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)    Opinion of Company Counsel. At the Closing Time, the Underwriter shall have received the opinion and the negative assurance letter, each dated the Closing Time, of K&L Gates LLP, counsel for the Company, in form and substance reasonably satisfactory to the Underwriter.

(c)    Opinion of Nevada Counsel. At the Closing Time, the Underwriter shall have received the opinion, dated as of the Closing Time, of Snell and Wilmer, L.L.P., special Nevada counsel for the Company, in form and substance reasonably satisfactory to the Underwriter.

(d)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the principal executive officer of the Company and of the principal financial officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e)    Secretary’s Certificate. At the Closing Time, the Underwriter shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Time, certifying: (i) that the Company’s articles of incorporation and bylaws are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the incumbency of the officers of the Company; and (iv) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission. The documents referred to in such certificate shall be attached to such certificate.

(f)    Good Standing. At the Closing Time, the Underwriter shall have received satisfactory evidence of the good standing of the Company.

(g)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Sadler, Gibb & Associates, LLC a letter, dated such date, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)    Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from Sadler, Gibb & Associates, LLC a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date no earlier than the later of (i) the date of this Agreement and (ii) the date that is two (2) business days prior to the date of the Closing Time.

(i)    Approval of Listing. The Company shall have submitted a listing of additional shares notification form to the Nasdaq Capital Market with respect to the Firm Shares, the Option Shares and the Underwriter’s Warrant Shares and shall have received no objection thereto from the Nasdaq Capital Market.

(j)    No Objection. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(k)    Lock-Up Agreements. The Underwriter shall have received lock-up agreements substantially in the form of Exhibit A hereto signed by each of the persons identified on Schedule B-3 hereto (the “Lock-Up Agreements”), and all such Lock-Up Agreements shall remain in full force and effect.

(l)    Underwriter’s Warrant Delivery. The Underwriter shall have received the Underwriter’s Warrants executed by the Company.

(m)    Bring-down Comfort Letter. If requested by the Underwriter, a letter from Sadler, Gibb & Associates, LLC, in form and substance reasonably satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to subsection (h) of this Section, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date no earlier than two (2) business days prior to such Date of Delivery.

(n)    No Governmental Actions. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Time, prevent the issuance or sale of the Shares or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Time which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(o)    Conditions to Purchase of Option Shares. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its Subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the principal executive officer of the Company and of the principal financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)    Opinion of Counsel for Company. If requested by the Underwriter, the opinion, and negative assurance letter, of K&L Gates LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(b) hereof.

(iii)    Bring-down Comfort Letter. If requested by the Underwriter, a letter from Sadler, Gibb & Associates, LLC, in form and substance reasonably satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to subsection (g) of this Section, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date no earlier than two (2) business days prior to such Date of Delivery.

(iv)    Opinion of Nevada Counsel. If requested by the Underwriter, the opinion of Snell and Wilmer, L.L.P., special Nevada counsel for the Company, in form and substance reasonably satisfactory to the Underwriter, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)    Secretary’s Certificate. If requested by the Underwriter, a certificate of the Company signed by the Secretary of the Company, dated such Date of Delivery, confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(p)    Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(q)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Shares, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 12, 13, 14 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6.    Indemnification.

(a)    Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its Affiliates, its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430A, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Pricing Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430A, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)    Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430A, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the preceding sentence, the indemnified party shall be entitled to employ its own counsel separate from counsel for the indemnifying party and from any other party in such action if the indemnified party reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the indemnifying party and the indemnified party; in such event, the reasonable fees and disbursements of no more than one such separate counsel (in addition to any local counsel) shall be paid by the indemnifying party. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Notification by the Company. The Company agrees to notify the Underwriter promptly of the assertion against the Company or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

(e)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriter, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by the Underwriter in connection with the Shares underwritten by it and distributed to the public. The remedies provided for in this Section 7 and Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Shares. The indemnification and contribution provisions of Sections 6 and 7 shall remain in full force and effect whether or not the transactions contemplated by this Agreement are completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 9.    Termination of Agreement.

(a)    Termination. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S. or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Capital Market, or (iv) if trading generally on the Nasdaq Capital Market or the New York Stock Exchange or the Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 12, 13, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10.    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the time of transmission, if such notice or communication is delivered via e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a day on which the Nasdaq Capital Market is open for trading (“Trading Day”), (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:

if sent to the Underwriter, shall be delivered personally, by e-mail, or sent by a nationally recognized overnight courier service to:

Konik Capital Partners LLC,

a division of T.R. Winston & Company, LLC

7 World Trade Center, 46th Floor

New York, NY 10007

Attention: Ryan Konik

Email: rkonik@konikcapitalpartners.com

with a copy to Underwriter’s counsel (which shall not constitute notice) at:

McGuireWoods LLP

1251 6th Avenue

20th Floor

Attention: Stephen Older

Email: solder@mcguirewoods.com

if sent to the Company, shall be delivered personally, by e-mail, or sent by a nationally recognized overnight courier service to:

LiqTech International, Inc.

Industriparken 22C

DK 2750 Ballerup

Denmark

Attention: Fei Chen, Chief Executive Officer

E-Mail: fch@liqtech.com

with a copy to the Company counsel (which shall not constitute notice) at:

K&L Gates LLP

Southeast Financial Center

200 S. Biscayne Boulevard

Suite 3900

Miami, Florida 33131

Attention: Erin L. Fogarty

E-Mail: erin.fogarty@klgates.com

SECTION 11.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its Subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 12.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.    GOVERNING LAW. This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by, and construed in accordance with the laws of, the state of New York without regard to its choice of law provisions.

SECTION 14.    Waiver of Trial by Jury. The Company and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18.    Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 19.    Effect of Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

SECTION 20.    Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

LIQTECH INTERNATIONAL, INC.

By:   /s/ Fei Chen

Name:  Fei Chen

Title: Chief Executive Officer

KONIK CAPITAL PARTNERS LLC,

A DIVISION OF T.R. WINSTON & COMPANY, LLC

By:       /s/ Alden Carrere

Name: Alden Carrere

Title: Co-Founder and Partner

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Shares

Konik Capital Partners LLC, a division of T.R. Winston & Company, LLC	20,000,000

Total	20,000,000

SCHEDULE B-1

Pricing Terms

1.	Public Offering Price per Share: $1.00

2.	Underwriter’s Discount per Share: $0.07 (7.0% of the per Share offering price)

3.	Purchase Price per Firm Share: $0.93 (93% of the public offering price per Firm Share)

SCHEDULE B-2

Free Writing Prospectuses

None.

SCHEDULE B-3

Lock-up Parties

1.	Fei Chen
2.	David Kowalcyzk
3.	Alexander Buehler
4.	Peyton Boswell
5.	Martin Kunz
6.	Robert Wowk

Exhibit A

FORM OF LOCK-UP AGREEMENT

[Attached]

FORM OF LOCK-UP AGREEMENT

     , 2026

Re:

Underwriting Agreement, dated as of , 2026 (the “Underwriting Agreement”), between LiqTech International, Inc., a Nevada corporation (the “Company”) and Konik Capital Partners LLC, a division of T.R. Winston & Company, LLC (the “Underwriter”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Underwriting Agreement. Pursuant to Section 5(k) of the Underwriting Agreement and in satisfaction of a condition of the Company’s obligations under the Underwriting Agreement, the undersigned irrevocably agrees that from the date hereof until ninety (90) days after the Closing Time (such period, the “Restriction Period”) the undersigned, without prior written consent of the Underwriter, will not (i) offer to sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, indirectly or directly, shares of capital stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”), (ii) cause to be filed any registration statement with the Securities and Exchange Commission (the “SEC”) relating to their resale of any shares of capital stock of the Company, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (i), (ii), or (iii) above is to be settled by delivery of shares of capital stock of the Company or other such securities, in cash or otherwise, subject to customary exceptions noted herein. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities provided that (A) the Underwriter and the Company receive a signed lock- up letter agreement (in the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer,

(B)    any such transfer shall not involve a disposition for value, (C) such transfer is not required to be reported with the SEC in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (D) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, provided, however, that the foregoing clauses (C) and (D) shall not apply to the filing on a Form 5 made after the expiration of the Restricted Period or, with respect to clauses (i), (ii), and (viii) below, to any other filing under Section 16(a) of the Exchange Act that clearly indicates that the filing relates to the circumstances described in clause (i), (ii), and (viii), as applicable:

i)	as a bona fide gift or gifts, or charitable contributions;

ii)

to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

iv)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (x) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned, (y) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned, or (z) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Letter Agreement;

v)	if the undersigned is a trust, to the beneficiary of such trust;

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

vii)	of securities purchased in the Offering; or

viii)

the transfer of common stock to the Company to satisfy the payment of the exercise price or withholding obligations for any equity award granted pursuant to the terms of the Company’s equity incentive plans, such as upon exercise, vesting, lapse of substantial risk of forfeiture, or other similar taxable event, in each case on a “cashless” or “net exercise” basis.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Restriction Period, except as required in any Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed by the Company and (ii) no sales of Securities are made pursuant to such plan during the Restriction Period.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Underwriter and the Company to complete the transactions contemplated by the Underwriting Agreement and the Underwriter shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this

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Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Underwriting Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of the Underwriter and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Underwriting Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Underwriter. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other Person.

It is understood that, this Letter Agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises the Underwriter in writing that it has determined not to proceed with the offering, (ii) the Underwriting Agreement is executed but is terminated prior to payment for and delivery of the securities thereunder, or (iii) June 30, 2026, in the event that the Underwriting Agreement has not been executed by such date.

*** SIGNATURE PAGE FOLLOWS***

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Company, if any

Address for Notice:

Exhibit B

FORM OF UNDERWRITER’S WARRANT

[Attached]

UNDERWRITER’S COMMON STOCK PURCHASE WARRANT

LIQTECH INTERNATIONAL, INC.

Warrant Shares:	Initial Exercise Date:

    Issue Date:

THIS UNDERWRITER’S COMMON STOCK PURCHASE WARRANT (the “Warrant”)certifies that, for value received,          or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time or times on or after,         20261 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on,                  2029 (the “Termination Date”) but not thereafter, to subscribe for and purchase from LiqTech International, Inc., a Nevada corporation (the “Company”), up to         2 shares of common stock (as subject to adjustment hereunder, the “Warrant Shares”).The purchase price of one share of common stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is being issued pursuant to that certain Underwriting Agreement, dated as of,         2026, by and between the Company and Konik Capital Partners LLC, a division of T.R. Winston & Company, LLC (the “Underwriting Agreement”).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

Section 2. Exercise.

(a)    Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the number of Warrant Shares specified in the applicable Notice of Exercise by wire transfer of immediately available funds or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Company may reasonably rely on the authenticity of the information provided by the Holder in the Notice of Exercise and shall have no obligation to inquire with respect to or otherwise confirm the authenticity of the signature(s) contained on any Notice of Exercise nor the authority of the person so executing such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, at which time, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares available hereunder by the number of Warrant Shares equal to the applicable number of Warrant Shares purchased in connection with such partial exercise. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

1 The warrants are immediately exercisable but they will be subject to a 180 day lock up period. The term of the warrant is 3 years.

2 To be 4% of shares sold in the offering.

(b)    Exercise Price. The exercise price per share of common stock under this Warrant shall be $      3, subject to adjustment hereunder (the “Exercise Price”).

(c)    Cashless Exercise. Notwithstanding anything to the contrary set forth herein, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Warrant Shares to the Holder, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by multiplying (X) by [(A-B)/ (A)], where:

(A) = the Fair Market Value

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares with respect to which this Warrant is being exercised.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

3 To be 125% of the public offering price per share.

2

“Fair Market Value” means the closing price of the Common Stock as reported by the Nasdaq Capital Market, or if listed on another national securities exchange or quoted on an automated quotation service, such national securities exchange or automated quotation service, on the date immediately prior to the Exercise Date. If the Common Stock is not then listed on a national stock exchange or quoted on any other quotation system or association, the Fair Market Value of one share of Common Stock as of the date of determination, shall be as determined in good faith by the Board of Directors of the Company and the Holder. If the Common Stock is not then listed on a national securities exchange, the OTC Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder. Such adjustment shall be made successively whenever such a payment date is fixed.

“Trading Day” means any day on which the Trading Market is open for trading, including any day on which the Trading Market is open for trading for a period of time less than the customary time.

(d)	Mechanics of Exercise.

i.    Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian System (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate or evidence that the Warrant Shares have been electronically issued in “book-entry” form, in each case, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) is one (1) Trading Day after delivery of the aggregate Exercise Price to the Company, and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Fair Market Value on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent (the “Transfer Agent”) that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. Nothwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 9:00 a.m. (New York City time) on the Initial Exercise Date, which may be delivered at any time after the execution of the Underwriting Agreement, the Company agrees to deliver, or cause to be delivered, the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date, and the Initial Exercise Date shall b e the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time will be less than the amount stated on the face hereof.

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ii.    Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.    Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.    Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, common stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Warrant Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of common stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence satisfactory to the Company with respect to the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

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v.    No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election and in lieu of the issuance of such fractional Warrant Share, either (i) pay cash in an amount equal to such fraction multiplied by the Exercise Price or (ii) round up to the next whole Warrant Share.

vi.    Charges, Taxes and Expenses. The issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Notice of Exercise shall be accompanied by the Assignment Form, attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto and this Warrant shall be surrendered to the Company and, if any portion of this Warrant remains unexercised, a new Warrant in the form hereof shall be delivered to the assignee. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.    Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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(e)    Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise all or any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance upon exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s Affiliates, (ii) any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, and (iii) any other Persons whose beneficial ownership of the shares of common stock would or could be aggregated with the Holder’s for the purposes of Section 13(d) (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of common stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of common stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of the Warrant Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of common stock, a Holder may rely on the number of outstanding shares of common stock as reflected in (X) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (Y) a more recent public announcement by the Company or (Z) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of common stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of common stock then outstanding. In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of common stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of Warrant Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3. Certain Adjustments.

(a)    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of common stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issues by reclassification of shares of common stock into shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant remains unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)    Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of common stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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(c)    Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of common stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of common stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d)    Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (or any Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of shares of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of shares of common stock or any compulsory share exchange pursuant to which the shares of common stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the voting power of the common stock of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of shares of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it will receive upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of common stock of such Successor Entity (or its parent entity) equivalent to the shares of common stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the common stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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(e)    Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share of common stock, as the case may be. For purposes of this Section 3, the number of shares of common stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of common stock (excluding treasury shares, if any) issued and outstanding.

(f)	Notice to Holder.

i.    Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

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ii.    Notice to Allow Exercise by Holder. If (A) the Company declares a dividend (or any other distribution in whatever form) on the common stock, (B) the Company declares a special nonrecurring cash dividend on or a redemption of the common stock, (C) the Company authorizes the granting to all holders of the shares of common stock rights or warrants to subscribe for or purchase any shares of common stock of any class or of any rights, (D) the approval of any shareholders of the Company is required in connection with a Fundamental Transaction, or (E) the Company authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least five (5) Trading Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the shares of common stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the shares of common stock of record shall be entitled to exchange their shares of common stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a)     Transferability.

i.    Pursuant to FINRA Rule 5110(e)(1), neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of one hundred and eighty (180) days immediately following the commencement of sales of the offering pursuant to which this Warrant is being issued, except the transfer of any security:

(1)    by operation of law or by reason of reorganization of the Company;

(2)     to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction in this Section 4(a) for the remainder of the one hundred and eighty (180) day time period specified above;

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(3)    if the aggregate amount of securities of the Company beneficially owned by the Holder or related person does not exceed one percent (1%) of the securities being offered;

(4)    that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than ten percent (10%) of the equity in the fund;

(5)    the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction in this Section 4(a)(i) for the remainder of the one hundred and eighty (180) day time period specified above; or

(6)    the transfer or sale of any security back to the Company in a transaction exempt from registration with the Securities and Exchange Commission.

ii.    During the one (1) year period following the Closing Date, the Underwriter will not transfer the Warrants or the Warrant Shares, except to the Underwriter’s officers, partners or members of the selling group.

For the avoidance of doubt, the Holder shall bear any reasonable costs or expenses in connection with any permitted transfer of this Warrant.

(b)    New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto. For the avoidance of doubt, the Holder shall bear any reasonable costs or expenses in connection with the issuance of any new Warrant.

(c)    Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

(a)    No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

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(b)    Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. For the avoidance of doubt, the Holder shall bear any reasonable costs or expenses in connection with the making or delivery of a new Warrant or stock certificate.

(c)    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d)    Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of the Warrant Shares underlying this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued, and the Warrant Shares, delivered, as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the common stock may be listed. The Company covenants that all Warrant Shares underlying this Warrant, which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any common stock above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of common stock upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)    Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Underwriting Agreement.

(f)    Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(g)    Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)    Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Underwriting Agreement.

(i)    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any common stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

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(l)    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m)    Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)    Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

LIQTECH INTERNATIONAL, INC.

By:

Name:

Title:

EXHIBIT A

NOTICE OF EXERCISE

TO: LIQTECH INTERNATIONAL, INC.

(1)    The undersigned hereby elects to purchase Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)    Payment shall take the form of (check applicable box):

[] in lawful money of the United States; or

[] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)    Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory

Title of Authorized Signature:

Date

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Phone Number

Email Address:

Dated:                                                  ,

Holder’s Signature

Holder’s Address